[Letterhead of Arter & Hadden]


                                                                     Exhibit 8.1



                                  May 30, 1996




         Re:      IMC Securities Inc.
                  Home Equity Loan Asset-Backed Pass-Through Certificates Registration Statement on Form S-3
                  ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to IMC Securities Inc. in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Home Equity Loan Asset-Backed Pass-Through Certificates, (the "Certificates") which you plan to offer in series. Our opinions formed the basis for the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus supplement contained in the Registration Statement. Such description does not purport to discuss all possible federal income tax consequences of an investment in Certificates but with respect to those tax consequences which are discussed, it is our opinion that the description is accurate. In addition, assuming (i) a REMIC election is made, (ii) the Pooling and Servicing Agreement is fully executed, delivered and enforceable against the parties thereto in accordance with its terms, (iii) the transaction described in the prospectus supplement is completed on substantially the terms and conditions set forth therein and (iv) compliance with the Pooling and Servicing Agreement, it is our opinion that for federal income tax purposes the Trust Estate (other than certain specified assets) will be treated as a REMIC, the Class A Certificates will be treated as "regular interests" in the REMIC and the Class R Certificates will be the sole "residual interests" in the REMIC.

         We hereby consent to the filing of this letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm in the Registration Statement and related prospectus supplement under the heading "Certain Federal Income Consequences."

                                            Very truly yours,



                                             /s/ Arter & Hadden
                                            -------------------
                                                 Arter & Hadden
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